Exhibit 10.2

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (as hereafter amended or supplemented, this “Agreement”) is dated and effective as of September 10, 2010 (the “Effective Date”), by and between CIRCLE ENTERTAINMENT SV-I, LLC, a Delaware limited liability company (“FXRE”), and US THRILLRIDES, LLC, a Florida limited liability company (“ThrillRides”).

R E C I T A L S:

A. ThrillRides is in the business of providing design and research and development services, as well as various supervisory, management, administrative and oversight functions with respect to the engineering, construction, installation, operation, and maintenance of amusement rides, including specifically, but without limitation, the observation wheel amusement ride known as the SkyView™ (“SkyView”).

B. FXRE is the exclusive licensee of intellectual property rights and technology relating to SkyView (as further defined below, the “SkyView Technology”) as well as the trademark “SkyView” (the “Trademark”), pursuant to the Exclusive License Agreement entered into by and among FXRE, as Licensor, and William J. Kitchen (“Kitchen”) and ThrillRides simultaneously herewith and effective as of the Effective Date (the “License Agreement”).

C. Kitchen is the sole member of ThrillRides and is the sole owner of the SkyView Technology.

D. FXRE desires to engage ThrillRides, and ThrillRides desires to be engaged by FXRE, to act in an advisory, supervisory, managerial and procurement capacity with respect to the “Services” (as defined below), and to perform the “R&D Services” (as defined below), in each case subject to and in accordance with the standard of care specified in Section 2.4 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations of the parties herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

Section 1. Recitals; Exhibits; Schedules; Definitions. The parties acknowledge and agree that the foregoing recitals are true and correct and, together with the exhibits and schedules attached hereto, are incorporated herein and made a part of this Agreement. In addition to other capitalized terms defined elsewhere herein, as used in this Agreement, the following terms have the meanings set forth below:

1.1 “Affiliate” means a person, corporation, partnership or other entity directly controlling, controlled by, or under common control with another person, corporation, partnership or other entity. Ownership of more than fifty percent (50%) of the equity ownership interests in an entity or the possession of the power to direct or cause to be directed the management and policy of an entity by contract or otherwise shall be conclusive evidence of control of such entity.

1.2 “Confidential Information” means any and all tangible or intangible information furnished to or by FXRE, ThrillRides or Kitchen, or to or by any of their respective Representatives, whether furnished before or after the Effective Date, whether oral, written, or recorded/electronic, and regardless of the manner in which it is furnished, relating to FXRE, ThrillRides, or Kitchen, or to any of their respective Affiliates or sublicensees, and relating to FXRE’s, ThrillRides’ or Kitchen’s or any of their respective Affiliates’ or sublicensees’ assets, operations, products, technologies, past, present, and future businesses, including, without limitation, proprietary and non-public aspects of the SkyView Technology, the “Deliverables” to be (as defined below) developed for FXRE pursuant to this Agreement, product plans, research and development, personnel information, financial information, customers, customer lists, business methods, operations and marketing programs, as well as the terms of this Agreement, including the exhibits and schedules hereto, portions of which involve trade secrets, know-how, intellectual property, techniques, and combinations of known information in and of a character regarded by FXRE, ThrillRides and/or Kitchen and/or their respective Affiliates or sublicensees as confidential.

1.3 “Construction Documentation” means all plans, blueprints, manuals, instructions, procedures, technical and functional specifications, maintenance, troubleshooting and repair procedures and other documentation necessary or desirable for the construction, installation, assembly, use, maintenance and repair of SkyViews.

1.4 “Deliverables” means the Documentation and any other documentation of the results of the Services or of the R&D Services, SkyView parts and components procured by ThrillRides and purchased or paid for by FXRE pursuant to this Agreement and any other work product resulting from the Services.

1.5 “Development Services” means those design, research and development services to be procured by ThrillRides for FXRE in connection with its use of the SkyView Technology and the engineering, development, construction, installation, operation, maintenance and repair work relating to SkyViews, which work is also to be procured by ThrillRides for FXRE.

1.6 “Documentation” means the Construction Documentation and Quality Control Documentation.

1.7 “Enhancements” means any and all adaptations, alterations enhancements, improvements, modifications, revisions, advancements, defect corrections, repairs or other changes made to SkyView Technology or SkyViews during the term hereof.

1.8 “Key-Man Obligations” means the direct involvement by Kitchen in those certain critical aspects of ThrillRides’ performance of its obligations hereunder specified below in this Section 1.8 to the extent necessary to facilitate FXRE’s optimal commercial realization of the SkyView Technology and SkyViews. The specific Key Man Obligations are the following: (i) being principally responsible for recommending and identifying the “Providers” (as defined in Section 1.13 below) and assisting FXRE with its retention of such Providers; (ii) acting as the principal liaison between FXRE and any Provider; (iii) being principally responsible for supervising, managing and monitoring the performance of the Services by the Providers; (iv) being principally responsible for conferring with any Provider in order to seek to resolve any technical and/or logistical issues affecting the manufacture, development, construction, installation and/or operation of any SkyView; (v) being principally responsible for providing periodic updates and reports on the performance and progress of the Providers and the Services; and (vi) performing such other tasks as FXRE may reasonably designate and to which Kitchen shall accept and agree, in writing, with such acceptance and agreement by Kitchen not to be unreasonably withheld, conditioned or delayed from time to time. For the avoidance of doubt or ambiguity, the provisions of this Section 1.8 are not intended to require that Kitchen personally perform or personally supervise the performance of ThrillRides of routine obligations or duties, or obligations or duties of ThrillRides under this Agreement or any Statement of Work which can be performed by other employees or Representatives of ThrillRides with substantially the same level of performance that Kitchen could provide. It is rather intended that Kitchen’s Key-Man Obligations hereunder require the personal involvement of Kitchen in the performance of ThrillRides of its obligations under this Agreement and each Statement of Work at a level which meets or exceeds the “Standard of Care” as specified in Section 2.4 below, and that Kitchen will be personally involved in the performance by ThrillRides under this Agreement and each Statement of Work to the extent that Kitchen’s personal expertise, experience, relationships or other qualifications make him the Person most qualified to perform the particular function, duty or obligation.

1.9 “Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association or any other legal entity.

1.10 “Quality Control Documentation” means all data and documentation constituting a quality control program for SkyView construction, installation, operation, use, maintenance and repair, including, but not limited to: (a) quality and reliability related information such as quality plans, specifications, instructions, procedures, test plans, test records and regulatory documentation; and (b) all notifications or reports received from FXRE, its Representatives or any third party manufacturer or operator of a SkyView or components or parts thereof, indicating (i) complaints, problems, variations to specifications or other unanticipated results relating to the SkyView Technology, parts or components used in SkyViews, or construction, installation, operation, use, maintenance and repair of SkyViews, or (ii) variations from or modifications to designs, specifications or other aspects of SkyViews, the Construction Documentation or otherwise relating to the construction, installation, operation, use, maintenance and repair of SkyViews.

1.11 “Representatives” means a Person’s Affiliates and the Person’s and the Person’s Affiliates’ respective directors, officers, employees and agents (including, without limitation, financial advisors, legal counsel and accountants).

1.12 “R & D Services” means the ongoing research and development activities to be conducted or procured by ThrillRides, and provided to FXRE with regard to the SkyView ride, generally, during the term of this Agreement, but shall not include any research and development activities necessary with respect to any specific SkyView(s) sold, leased, sublicensed or operated. As used and defined herein, general, ongoing, conceptual research and development activities with regard to the SkyView and improvements, enhancements or additions to the SkyView Technology, generally, are intended to be covered by the defined term “R&D Services”, on the one hand, whereas, any research and development services which are necessitated or required in order to be able to construct, develop, install, operate, maintain and repair any one or more specific SkyViews, whether performed or occurring before, during or after an order is placed or completed, whether performed or occurring before, during, or after the completion of a sale, lease or other disposition of one or more SkyViews, or whether ancillary to either or any of the aforesaid processes or activities, are not intended to be included in or covered by the defined term “R&D Services”, but rather is intended to be contained within the defined term “Development Services.”

1.13 “Services” means those services necessary for the construction, development, installation and operation of SkyViews on behalf of FXRE, including, but not limited to, the creation and/or provision of the Documents, the Construction Documentation, the Quality Control Documentation, Deliverables, the Development Services, the R&D Services and other services requested or required by FXRE pursuant to Section 3 below. For the purpose of clarity and the avoidance of doubt or ambiguity, it is hereby understood, acknowledged and agreed by FXRE that, except with respect to those R&D Services that ThrillRides actually performs itself, if any, ThrillRides’ obligations with respect to the Services is not as a contractor which is retained to actually perform or provide such Services, but rather is to: (i) seek out, identify and report to FXRE and assist FXRE in the selection of those Persons which ThrillRides reasonably believes to be qualified to provide any of the Services requested or required by FXRE (a “Provider”); (ii) to act as a liaison between FXRE and any Provider selected by FXRE; (iii) to manage, supervise and monitor the performance of the Services by the Providers selected by FXRE; (iv) to confer with any Provider to resolve any technical and/or logistical issues affecting the manufacture, development, construction, installation and/or operation of any SkyView; (v) to provide periodic updates or reports on the performance and progress of the Services; and (vi) to perform such other tasks with respect to ThrillRides’ obligations under this Agreement and each Statement of Work to the extent necessary to reasonably ensure that the Services are being performed in accordance with the provisions hereof. FXRE further hereby acknowledges and agrees that ThrillRides shall not in any event be liable with respect to the performance results of the Services, the accuracy, reliability or usefulness or merchantability of any of the Deliverables, Documents or Services, and that ThrillRides has not given or made, will not give or make, and shall not be deemed to have given or made any representation, or warranty of any kind or nature, express or implied, about or with regard to any Provider, any Documents, any Deliverables, any Services, or the work performed by or in accordance with or with regard to any of them. ThrillRides is obligated to perform its obligations under this Agreement in substantial accordance with the Standard of Care specified in Section 2.4 below.

1.14 “SkyView Technology” means all technical specifications, functional specifications, materials specifications, designs and plans, know-how and other related proprietary information pertaining to all aspects of the engineering, design, development, construction, operation, maintenance and repair of SkyViews, as further described in the License Agreement, and in the patent filings and other documents and materials identified, described and/or attached as part of Schedule A to the License Agreement, and the Documentation to be created pursuant to this Agreement and/or the License Agreement, all of which are licensed exclusively by Kitchen to FXRE pursuant to the License Agreement.

Section 2. Engagement — Statements of Work.

2.1 Engagement. Subject to the terms and conditions of this Agreement, FXRE hereby engages ThrillRides to advise FXRE with regard to the procurement of the Services and to perform the R&D Services, and ThrillRides hereby accepts such engagement. The details regarding the Services requested or required by FXRE from time to time shall be set forth in one or more Statements of Work formulated and agreed to by the parties in the form attached as Schedule A hereto. The initial Statement of Work, as executed by FXRE and ThrillRides on the Effective Date (the “Initial Statement of Work”), governs the initial Services to be procured, as further described in Section 3 below. In the event of any conflict or inconsistency between the terms contained in the body of this Agreement and the terms contained in a Statement of Work, the terms contained in the Statement of Work shall control with respect to the Services and/or Deliverables covered by such Statement of Work. ThrillRides agrees to seek to procure one or more Providers to perform the Services covered by the Initial Statement of Work as expeditiously as practicable, but in any event by no later than the mutually agreed-upon completion date specified in the Initial Statement of Work. ThrillRides acknowledges and agrees that Kitchen shall be involved in the day-to-day operations of ThrillRides, that Kitchen shall devote his efforts to ThrillRides’ performance of its obligations under this Agreement and each Statement of Work to the extent required for prompt, complete and proper performance of same, and that Kitchen shall personally perform all of the Key-Man Obligations to the extent and as required under Section 1.8 above.

2.2 Contents of Statements of Work. The Statements of Work shall contain or incorporate as attachments or by reference: (i) a reference to this Agreement; (ii) a designation of the names and addresses of the contact person for each of FXRE and ThrillRides, who shall be responsible for all administrative matters pertaining to the subject Statement of Work, in particular, and to this Agreement, in general (each, a “Contract Coordinator”); (iii) a detailed description of the Services to be undertaken and provided by the selected Provider; (iv) a description of the specific work location for the Services; (v) a schedule for the performance and completion of the Services; (vi) a description of any Deliverables to be created or otherwise provided by the Provider; (vii) a budget for procurement and supply of any third party services, materials, parts and components and any and all other expenses pertaining to the subject Statement of Work; (viii) the duration of the term for Services to be performed on a regular periodic basis, if any; (ix) the proposed completion date for the Services pertaining to the subject Statement of Work; and (x) performance, acceptance or approval criteria for the Services and any Deliverables, all of which shall be subject to the mutual agreement of FXRE and ThrillRides.

2.3 Reports. ThrillRides agrees to provide FXRE periodic written reports of the progress of the work, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules. During any period in which any material work is being conducted or Services provided under any Statement of Work, on a monthly basis (or more frequently at the Contract Coordinator’s request), the Contract Coordinator for each of FXRE and ThrillRides agree to confer (in person, telephonically or otherwise, as may be appropriate) for a formal progress presentation, during which the Contract Coordinator for ThrillRides shall describe the progress and status of the work and/or Services. Such presentation shall provide projections of the time of completion and shall address any problems that have come to ThrillRides’ attention and ThrillRides’ views as to how such problems may be resolved.

2.4 Standard of Care. ThrillRides hereby covenants and agrees that it shall devote such time, personnel and other resources and exert such efforts as are reasonably necessary for it to perform its obligations under this Agreement and each Statement of Work with the degree of expertise, care and professionalism that are customary for an undertaking of this nature (the “Standard of Care”). The Standard of Care shall include the performance of the Key Man Obligations by Kitchen as and to the extent required under Section 1.8 above, provided, however, in the event that FXRE gives notice of a default to ThrillRides, stating that Kitchen is not performing the Key Man Obligations as and to the extent required under Section 1.8 above, and such failure of performance of the Key Man Obligations has continued without being cured after FXRE has provided written notice of such default to ThrillRides and the expiration of the applicable curative period, FXRE’s only remedy (subject to the following sentence) shall be the termination hereof by FXRE. Notwithstanding the foregoing, in the event that: (a) FXRE has given written notice to ThrillRides alleging a failure of Kitchen to perform the Key Man Obligations as and to the extent required under Section 1.8 above for reasons other than Kitchen’s death or permanent disability, and (b) that such failure has resulted or will result in a breach of the Standard of Care (excluding the Key Man Obligations from the Standard of Care for this purpose only), and (c) such breach of the Standard of Care has resulted or will result in actual damages to FXRE, and (d) such breach is not remedied during the applicable grace or curative period, then, but only then may FXRE seek those actual damages proximately caused by such breach (“Standard of Care Damages”) from ThrillRides in addition to termination of this Agreement, subject, however, to the limitation of liability contained in Section 8 below. In the event of a breach of the Standard of Care as a result of Kitchen’s death or permanent disability during the term hereof, no curative period shall be applicable, and the only notice required shall be a notice of termination of this Agreement by FXRE, specifying the death or permanent disability of Kitchen as the basis therefor, and such termination shall be effective fifteen (15) calendar days after receipt. Any other claim or assertion by FXRE regarding a failure of Kitchen to perform the Key Man Obligations as and to the extent required under Section 1.8 above shall be made by FXRE by written notice to ThrillRides, specifying in such notice the Key Man Obligation(s) not being performed by Kitchen as and to the extent required in Section 1.8 above. Unless such claim or assertion is disputed by ThrillRides, ThrillRides shall be accorded a curative period of not less than fifteen (15) Business days from the date of receipt of such notice to cure or correct such failure, provided, however, if there are no SkyViews then under a binding agreement for sale or lease or upon which construction has not commenced, or such failure of performance cannot be cured within such fifteen (15) Business day period because there are no such Key Man Obligations to be performed during such fifteen (15) day period, then such fifteen (15) Business day period shall not commence until the next time such Key Man Obligation(s) were required. In the event that ThrillRides disputes the claim or assertion that the Key Man Obligations have been breached or the right of FXRE to terminate this Agreement for a failure to cure such breach within the applicable curative period, such dispute shall be asserted by written notice by ThrillRides to FXRE given within the applicable curative period (in the event of a dispute concerning the failure to perform) or prior to the effective date of termination, which shall be not less than fifteen (15) calendar days after receipt by ThrillRides of the notice of termination (in the event of a dispute concerning the right to terminate), and the parties shall promptly submit any such dispute to arbitration, and: (i) such arbitration must be finally resolved before the termination becomes effective (in the event of a dispute concerning FXRE’s right to terminate this Agreement for a breach of the Key Man Obligations) and (ii) if the default does not involve Standard of Care Damages, the applicable curative period shall be tolled and suspended upon ThrillRides giving good faith written notice to FXRE disputing with particularity FXRE’s assertion that Kitchen has failed to perform the Key Man Obligations, and the running of the applicable grace or curative period shall recommence upon the entry of the final decision of the arbitrators in FXRE’s favor. If FXRE terminates this Agreement as a result of the failure of Kitchen to perform the Key Man Obligations, and such termination is not disputed by ThrillRides, or if disputed, such dispute is finally resolved in FXRE’s favor, any such termination shall be regarded and treated in the same manner as a “Kitchen Termination Event” (as defined in Section 9.3 below), and the provisions of Section 9.3, including the Obligation to continue making the “Reduced Construction Payments”, as specified in said Section 9.3, shall apply thereto.

For the avoidance of doubt, ThrillRides’ failure to satisfy the Standard of Care, notwithstanding Kitchen’s performance of the Key Man Obligations, shall be deemed a default subject to the provisions of Section 9.3(i) below.

2.5 Responsibilities Regarding Certain Costs and Expenses. Notwithstanding anything to the contrary set forth in this Agreement, ThrillRides shall be responsible for all internal salaries, benefits and other personnel costs, and such other fees, costs, charges, taxes or other expenses which are considered as “Overhead” under generally accepted accounting principles, consistently applied, it incurs while performing its obligations under this Agreement and each Statement of Work in accordance with the Standard of Care set forth in Section 2.4 above, but that FXRE shall be responsible for and shall pay or reimburse ThrillRides for all other reasonable out-of-pocket expenses, costs or charges ThrillRides or Kitchen suffers or incurs in the performance of its or his obligations under this Agreement and each Statement of Work which are not properly classified as Overhead.

2.6 Reimbursement of Certain Flight Costs. When in this Agreement ThrillRides is entitled to be reimbursed for its reasonable out-of-pocket expenses, costs, or charges, which may include travel expenses for William Kitchen, it is understood that Mr. Kitchen shall be entitled to be reimbursed for airfare expenses on the basis of the lesser of (a) his actual cost or (b) a first-class ticket. If and to the extent that Mr. Kitchen uses other airfare (such as flying his own plane), the reimbursement therefor shall be limited to the price of a first-class ticket for such itinerary from a nationally recognized carrier.

Section 3.	Services.

3.1	Documentation Services.

3.1.1 Construction Documentation Development. ThrillRides shall, at FXRE’s sole cost and expense: (i) procure and cause to be created by the selected Provider all Construction Documentation; (ii) procure updates, as necessary or appropriate from time to time, of all existing Construction Documentation to reflect the most current SkyView Technology and SkyView designs, parts, components, construction, installation, operation, maintenance and repair know how and safety measures; and (iii) assemble the updated Construction Documentation, or cause the updated Construction Documentation to be assembled, in a user friendly manner that can readily be utilized by FXRE and its sublicensees and their respective contractors for construction of SkyViews, as specified further in the Initial Statement of Work and subsequent Statements of Work.

3.1.2 Quality Control Documentation. ThrillRides shall procure and cause to be created by the selected Provider, at FXRE’s sole cost and expense, all Quality Control Documentation, quality control procedures and inspection manuals, covering all aspects of SkyView parts, components, assembly, installation, operation, maintenance, repair and troubleshooting and, at FXRE’s sole cost and expense, implement a quality control program for SkyViews.

3.1.3 Documentation Maintenance. ThrillRides will procure, at FXRE’s sole cost and expense, updates of the Construction Documentation and Quality Control Documentation as reasonably necessary from time to time. In no event will the updating of the Construction Documentation and Quality Control Documentation be more than ninety (90) days after the completion of any material change in specifications, parts, components, designs or other SkyView parameters or any material change in applicable laws, regulations or codes of which ThrillRides has or is provided knowledge, or any other occurrence of which ThrillRides has or is provided knowledge, necessitating a change in same. ThrillRides will review the Construction Documentation and Quality Control Documentation and provide suggestions to FXRE within thirty (30) days of determining, based on ThrillRides’ ongoing provision of Services and experience with implementation and operation of SkyViews, that additions, deletions or other modifications should be made to the Construction Documentation and/or the Quality Control Documentation. After consultation with and approval by FXRE, ThrillRides will cause the Construction Documentation and Quality Control Documentation to be updated accordingly by the appropriate Provider, at FXRE’s sole cost and expense.

3.1.4 Documentation Delivery. ThrillRides will procure from the selected Provider and deliver copies of all of the Documentation described above to FXRE by the date referenced in the Initial Statement of Work or in any subsequent Statement of Work, at FXRE’s sole cost and expense. ThrillRides will procure from the selected Provider and deliver copies of any updates to the Documentation to FXRE as set forth in Section 3.1.3 above.

3.2 Development Services. ThrillRides shall assist FXRE in the procurement and selection of the Providers necessary to provide to FXRE the Development Services required to install, assemble and build SkyViews at locations specified in the applicable Statement of Work.

3.3 Procurement and Supply of SkyView Parts and Components. ThrillRides shall seek to identify and advise FXRE with regard to a Provider or Providers to supply to FXRE the requested number and types of SkyView parts and components as set forth in the applicable Statement of Work. FXRE shall pay directly to the selected Provider(s) the price specified in the Statement of Work for each component purchased. Unless otherwise agreed to in the Statement of Work, the purchase price for such components shall be due and payable to the selected Provider(s) prior to shipment of same. Except as otherwise agreed to in the applicable Statement of Work, all SkyView components procured or purchased pursuant to this Agreement shall be shipped using freight carriers mutually agreed upon by the parties. Risk of loss or damage to such components associated with any such purchase and shipment shall be borne solely by FXRE or the selected Provider, as mutually agreed between them.

3.4 R&D Services. On a continuing and ongoing basis during the term of this Agreement, ThrillRides shall perform or procure such research and development services or activities as ThrillRides deems desirable and advisable from time to time in order to refine, improve, extend, advance, expand, test or add to the SkyView Technology. Such R&D Services may be actually performed or conducted by ThrillRides, itself, or, at ThrillRides’ option, such R&D Services may be conducted or performed by such third Persons or Providers as may be selected by ThrillRides, and under supervision, management and direction of ThrillRides. Except for and to the extent any Overhead incurred by ThrillRides in performing those R&D Services which are elected to be actually conducted or performed by ThrillRides, all reasonable out-of-pocket, third party costs or expenses suffered or incurred by ThrillRides in the performance or provision of such R&D Services, as well as the agreed-upon fees or compensation of those Persons or Providers selected to perform such R&D Services, shall be at the sole cost and expense of FXRE. FXRE’s obligations to reimburse ThrillRides for the reasonable, out-of-pocket, third party costs incurred by it in performing such R&D Services shall only be applicable if FXRE has previously approved such costs and expenses in or pursuant to a Statement of Work and/or in or pursuant to an approved Budget; provided, however, all Budgets shall contain a line item of not less than $5,000.00 per month as an allowance or contingency for the conducting of R&D Services by ThrillRides. Any fees or compensation to be paid to any third Persons or Providers who are selected to perform any R&D Services shall be subject to the prior approval of FXRE, either on a per contract or per work order basis, or in an agreed-upon Budget, or in a Statement of Work. Any approval of any matter by FXRE under this Section 3.4 shall not be unreasonably withheld, delayed or conditioned.

Section 4. Compensation and Expenses. In consideration of and for ThrillRides’ performance of ThrillRides’ obligations hereunder, FXRE shall pay ThrillRides the compensation and reimburse ThrillRides for expenses as set forth below.

4.1 Compensation. FXRE shall pay to ThrillRides an amount equal to five percent (5%) of the “Total Cost” (as defined in Section 1.c.(ii) of the License Agreement) of “Construction and Installation” (as defined in said Section 1.c.(ii) of the License Agreement) of each SkyView (whether operated by FXRE or sold or leased to a third party by FXRE) (with each such payment being referred to as a “Construction Payment”), subject to application of the credits for the “Unisystems Advance” (as defined below) as prescribed in the following sentence. The Unisystems Advance shall be credited against the Construction Payments, and as such Construction Payments are made, in increments equal to one-third (1/3) of the Unisystems Advance, with the first one-third (1/3) increment being credited against the Construction Payments relating to the first SkyView ordered, the second one-third (1/3) increment being credited against the Construction Payments relating to the second SkyView ordered and the third one-third (1/3) increment being credited against the Construction Payments relating to the third SkyView ordered. Notwithstanding the foregoing sentence, if or to the extent that three (3) SkyViews are not built due to no Material Fault on the part of either ThrillRides or Kitchen, any increment of the Unisystems Advance which has not yet been credited against the Construction Payments specified in the preceding sentence shall be deemed forfeited by FXRE and thereafter ThrillRides shall not have any obligation to repay the Unisystems Advance to FXRE. For purposes hereof, the “Unisystems Advance” is the sum of $125,000 advanced by FXRE to Unisystems for the purpose of conducting engineering, research and development studies with respect to SkyViews prior to the Effective Date, the receipt of which is hereby acknowledged and confirmed by ThrillRides. The Construction Payments applicable to each SkyView shall be paid in increments as construction and development of the applicable SkyView progresses, at the same time as payments are made to Providers, or other vendors, contractors or subcontractors working on such construction and development, and in the same ratio as the payments to all such Persons bear to the total budgeted cost of construction and development of the applicable SkyView. As used herein, “Material Fault” means fault by a party that is a material proximate cause of an event.

4.2 Expenses. Except as otherwise may be expressly provided below in this Section 4.2, FXRE shall be responsible for, and bear all costs and expenses necessary and incidental to, the performance by ThrillRides of its obligations hereunder. Except with respect to: (i) Overhead as specified in Section 2.4 above, (ii) any legal or accounting expenses or taxes incurred or payable by ThrillRides or Kitchen in connection with any amounts received by either of them in connection with this Agreement, and (iii) any out-of-pocket costs or expenses, incurred by FXRE for R&D Services and which were not approved by FXRE in accordance with Section 3.4 above, any and all reasonable costs or expenses paid or incurred by ThrillRides in the performance by it of the Services hereunder, shall be paid by FXRE or, if previously paid by ThrillRides, reimbursed to ThrillRides by FXRE, it being the intention of the parties that the compensation to be paid by FXRE under Section 4.1 above is to be net to ThrillRides, except only for Overhead and those costs and expenses specifically identified above in this sentence.

4.3 Timing of Expense Payments and Invoices. ThrillRides shall invoice FXRE for the payment or reimbursement of any expenses paid or incurred by ThrillRides and which are reimbursable by FXRE on a monthly basis. Invoices shall clearly itemize each expense amount requested and identify any expenses paid or incurred during the immediately prior month, including all accompanying documentation therefor. FXRE shall pay all undisputed amounts invoiced not later than fifteen (15) days after receipt thereof.

4.4 Full Consideration. The compensation amounts set forth in Section 4.1, and the reimbursement of the expenses payable pursuant to Sections 4.2 and 4.3 above, shall constitute full payment to ThrillRides for all direct or indirect labor or other costs, disbursements, taxes, duties or other expenses incurred by ThrillRides in the performance of its obligations under this Agreement.

Section 5. Proprietary Rights.

5.1 Rights in the SkyView Technology. FXRE acknowledges and agrees that it shall have no right, title or interest in or to any of the SkyView Technology or any derivative works based thereon including, without limitation, any improvements, enhancements or extensions of the SkyView Technology conceived, reduced to practice or developed by FXRE, ThrillRides or Kitchen, whether on, after or before the date of this Agreement, whether in connection with performing its obligations hereunder or under any similar agreement with a SkyView Technology licensee. Under no circumstances shall the delivery of any information constituting the SkyView Technology or any derivative works, improvements, enhancements or extensions thereof to FXRE be construed as a transfer of title or a transfer of any right, title or interest in the SkyView Technology, or to the derivative works, improvements, enhancements or extensions.

5.2 Confidential Information. FXRE and ThrillRides each acknowledge and agree that all of the Confidential Information is material and confidential and greatly affects the goodwill and the effective and successful conduct of FXRE, ThrillRides, Kitchen and their respective Affiliates and sublicensees, and FXRE’s, ThrillRides’ and Kitchen’s and their respective Affiliates’ and sublicensees’ respective businesses and operations, and that maintaining confidentiality of the Confidential Information is necessary to protect the legitimate business interests of FXRE, ThrillRides, Kitchen and their respective Affiliates and sublicensees. Accordingly, as a material inducement to enter into this Agreement, FXRE and ThrillRides each hereby agree, unless expressly authorized by the other party, to maintain and receive all such Confidential Information in strict confidence and that neither it nor any of its Representatives or subcontractors shall, at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information to any Person whatsoever, or use, pursue or exploit any Confidential Information for its own benefit or for the benefit of others. FXRE and ThrillRides each agree that neither it nor any of its Representatives or subcontractors will infringe any of FXRE’s, ThrillRides’ or Kitchen’s or their respective Affiliates’ or sublicensees’ intellectual property or other rights in said Confidential Information, and acknowledges that nothing herein shall be construed as expressly or impliedly granting a license or right to use said Confidential Information except for the specific purposes set forth herein or in the License Agreement. FXRE and ThrillRides shall each disclose and enforce in writing the proprietary rights and confidentiality provisions of this Agreement with all of their respective Representatives and subcontractors who have access to Confidential Information or who will perform Services hereunder. Notwithstanding anything to the contrary set forth above in this Section 5.2, so long as any third Person to whom any disclosure is made executes an appropriate confidentiality agreement, FXRE and ThrillRides, and their respective Representatives are authorized to disclose such Confidential Information to actual or prospective buyers, lessees, operators, Providers or such other third Persons as shall be reasonably necessary for either party to perform its obligations under this Agreement or under the License Agreement.

5.3 Cooperation. FXRE and ThrillRides each agree to take all actions and cooperate as is necessary to protect Kitchen’s and FXRE’s rights in the Deliverables as set forth herein and/or in the License Agreement, and further agrees to execute and cause all Providers or other Persons involved in the performance of Services hereunder to execute any documents that might be necessary to perfect and protect Kitchen’s ownership rights and FXRE’s exclusive license rights with respect thereto.

5.4 Proprietary Notices. ThrillRides shall seek to cause the Providers to place appropriate patent, copyright and/or other proprietary notices on any applicable Deliverable. In addition, ThrillRides shall seek to cause each Provider or other Person receiving any Confidential Information if and as authorized as provided hereunder, to execute an agreed upon confidentiality or non-disclosure agreement concerning all of the Confidential Information provided by ThrillRides to such Provider and Person.

Section 6. Representations, Warranties and Covenants.

6.1 By FXRE. FXRE represents, warrants and/or covenants to ThrillRides that: (i) it has the full right, power and authority to enter into this Agreement; (ii) its execution of this Agreement and the performance by it of its obligations and duties hereunder has been authorized by all necessary corporate action and does not and will not violate any applicable laws and regulations or any agreement to which it is a party or by which it is otherwise bound or require the consent of any third party that has not or will not in a timely manner be obtained; (iii) it has or will obtain in a timely manner as required by applicable laws or regulations all necessary licenses, permits, and other rights and authorizations to perform its obligations hereunder; (iv) its business regarding the SkyViews shall be operated in accordance with any and all applicable laws and regulations; and (v) as of the Effective Date, FXRE is a wholly-owned subsidiary of FX Real Estate and Entertainment Inc. (the “Parent”).

6.2 By ThrillRides. ThrillRides represents, warrants and/or covenants to FXRE that: (i) it has the full right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) its execution of this Agreement and the performance by it of its obligations and duties hereunder have been authorized by all necessary corporate or other action and do not and will not violate any applicable laws and regulations or any agreement to which it is a party or by which it is otherwise bound or require the consent of any third party that has not or will not in a timely manner be obtained; (iii) it has or will obtain in a timely manner as required by applicable laws or regulations all necessary licenses, permits, and other rights and authorizations to perform its obligations hereunder; (iv) its business regarding SkyViews shall be operated in accordance with any and all applicable laws and regulations; and (v) it possesses the necessary knowledge, experience and expertise to perform its obligations hereunder.

6.3 Other Obligations.

6.3.1 Conduct of Business. Each of FXRE and ThrillRides shall use its reasonable best efforts to: (i) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of ThrillRides and FXRE; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to either party or the public; (iii) make no false or misleading representations with regard to themselves or to the other party; and (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to ThrillRides or FXRE or engage in any activity or business transaction which could be considered unethical.

6.3.2 Non Competition. Each of ThrillRides and FXRE hereby expressly agrees that, during the term of this Agreement, neither ThrillRides nor its Affiliates nor FXRE nor the Parent Company, nor any company that is an Affiliate of FXRE or the Parent Company, shall manage, advise, consult, license, sublicense, sell or otherwise transfer intellectual property or know-how relating to the SkyView, serve as a contractor for, provide services or deliverables or have any other form of participation with, a third party directly in furtherance of such third party’s engagement in the business of production, development, construction, installation or operation of SkyViews or other Ferris wheel-type products now known or hereafter to become known that directly compete with SkyViews (unless permitted under the terms of this Agreement), without first obtaining written approval from the other party, which approval the other party may grant or withhold in its sole and absolute discretion. In the event this Agreement expires or is terminated, then ThrillRides hereby further agrees to continue to comply with the terms of this Section to the extent required by the License Agreement for the benefit of FXRE and/or any sublicensee of FXRE, so long as FXRE or the sublicensee performs its obligations under the applicable agreement. For the avoidance of doubt, the foregoing provision shall not prohibit any party from conducting business with a third party, so long as such business does not relate to the operation of SkyViews or other Ferris wheel type products that would now or hereafter compete with SkyViews.

Section 7. Indemnification.

7.1 Indemnification by ThrillRides. ThrillRides shall, at its sole expense, indemnify, defend and hold harmless FXRE, its Affiliates, successors, assigns, sublicensees and subcontractors, and each of their respective officers, directors, managers, members, shareholders, employees, independent contractors, agents and other representatives (each, a “FXRE Indemnified Party” and collectively, the “FXRE Indemnified Parties”) from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against any of the FXRE Indemnified Parties proximately caused by or directly resulting from any breach by ThrillRides or Kitchen of any of their respective representations, warranties or covenants hereunder. Subject to the provisions of Section 8 below, ThrillRides shall be responsible for and shall pay all reasonable costs and expenses related to such claims and proceedings, including, but not limited to, the payment of all reasonable legal fees and costs of litigation, defense and/or settlement of same.

7.2 Indemnification by FXRE. FXRE shall, at its sole expense, indemnify, defend and hold harmless ThrillRides, its Affiliates, successors, assigns, sublicensees and subcontractors, and each of their respective officers, directors, managers, members, shareholders, employees, independent contractors, agents and other representatives (each, a “ThrillRides Indemnified Party” and collectively, the “ThrillRides Indemnified Parties”) from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against any of the ThrillRides Indemnified Parties proximately caused by or directly resulting from any breach by FXRE of any of FXRE’s representations, warranties or covenants hereunder. Subject to the provisions of Section 8 below, FXRE shall be responsible for and shall pay all reasonable costs and expenses related to such claims and proceedings, including, but not limited to, the payment of all reasonable legal fees and costs of litigation, defense and/or settlement of same.

7.3 Indemnification Procedures. In claiming any indemnification hereunder, the party seeking indemnification shall promptly provide to the other party written notice of any claim that it believes entitles it to indemnification. The party seeking indemnification may, at its own expense, assist in the defense if it so chooses. No settlement intended to bind the indemnified party shall be final without the indemnified party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.4 Set-Off Right. In the event that (i) a claim which is subject to indemnity by ThrillRides and/or Kitchen shall have been asserted against an FXRE Indemnified Party in an action filed in any legal or quasi-legal proceeding by a third Person (a “Third-Party Claim”); (ii) FXRE shall have provided written notice of such claim to ThrillRides, (iii) the extent (including, applicable deductibles) to which such Third-Party Claim is not covered under any insurance policy obtained or which Licensee was required to obtain under Section 10.a. of this Agreement and which insurance was available but which insurance Licensee failed to obtain, unless, if covered, all applicable insurance providers have denied coverage for such Third-Party Claim; (iv) such Third-Party Claim was of a nature or for an amount which, if decided adversely to the FXRE Indemnified Party or Parties, would have a material adverse effect on the financial condition or business of the Parent Company; (v) such claim is required to be and has been reported to the Securities and Exchange Commission by the Parent Company, then, but only if all the foregoing conditions precedent have been satisfied, and if FXRE shall have provided to ThrillRides such documentation as may be commercially reasonable to evidence the satisfaction of all of said conditions precedent, Licensee shall have the right to set-off any Indemnified Costs actually incurred by any FXRE Indemnified Party, against fifty percent (50%) of any amounts payable to ThrillRides hereunder or under any other agreement between FXRE and either or both of ThrillRides or Kitchen; provided, however, that prior to setting off any such amounts, FXRE shall give ThrillRides written notice of such costs and expenses, together with commercially reasonable documentation thereof. In addition to the right of set-off set forth above, so long as FXRE gives ThrillRides prior written notice of FXRE’s intention to do so and a reasonable estimate of the amount (subject to change from time to time) to be deposited in the “Reserve Account” (as defined below), FXRE shall have the right to establish an escrow account (the “Reserve Account”) with a third party escrow agent (the “Escrow Agent”) and pursuant to an escrow agreement (the “Escrow Agreement”) (with the Escrow Agent and with the terms and conditions of the Escrow Agreement to be mutually agreed upon and reasonably acceptable to both ThrillRides and FXRE) and to deposit into such Reserve Account up to fifty percent (50%) of the amounts otherwise payable to ThrillRides hereunder, with such fifty percent (50%) being reduced by any amounts set-off for costs incurred as set forth above. The amount to be deposited into the Reserve Account shall be such amount as FXRE shall have determined in good faith to constitute a reasonable reserve against potential losses, taking into account the amount claimed against any FXRE Indemnified Party in the subject claim. At such time as the Third-Party Claim has been settled or otherwise conclusively and finally decided and resolved, and after application of any available insurance proceeds, this right of set-off shall be first applied against the Reserve Escrow (which shall then be automatically released), and then may also be used with respect to any of the amounts which are or which become payable to ThrillRides under this Agreement, to the extent that any final award or settlement exceeds available insurance proceeds, plus the Reserve Account. Unless ThrillRides shall have defaulted on its obligations under Section 5.a. above, no FXRE Indemnified Party shall have any right to settle any such Third-Party Claim without waiving any claim of indemnity against ThrillRides without the prior written consent of ThrillRides, which consent shall not be unreasonably withheld, delayed or conditioned. In the event FXRE validly exercises the right of set-off under this Section 7.4, ThrillRides shall have the right to challenge such right and have any disputes concerning the satisfaction of the conditions precedent or the applicability of this Section 7.4 to the Third Party Claim resolved by arbitration pursuant to the provisions of Section 10.2 below immediately upon demand and without awaiting the final settlement, resolution or adjudication of the Third-Party Claim, but during the pendency of the arbitration, the set-off right shall remain in effect. This Section 7 (inclusive) and the parties’ indemnification obligations hereunder shall survive termination of this Agreement for any reason whatsoever.

Section 8. Disclaimer of Warranties; Limitation of Liability. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED HEREIN, NO PARTY HERETO MAKES ANY WARRANTIES AND DISCLAIMS ANY IMPLIED WARRANTIES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR CLAIMS INVOLVING ACTUAL FRAUD OR GROSS NEGLIGENCE, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS ARISING OUT OF THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR CLAIMS INVOLVING ACTUAL FRAUD OR GROSS NEGLIGENCE, IN NO EVENT SHALL THRILLRIDES’ LIABILITY UNDER THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THIS AGREEMENT EXCEED THE TOTAL AGGREGATE AMOUNT OF COMPENSATION PAID OR PAYABLE BY FXRE TO THRILLRIDES HEREUNDER AS PROVIDED IN SECTION 4.1 ABOVE. EXCEPT FOR CLAIMS INVOLVING ACTUAL FRAUD OR GROSS NEGLIGENCE, AND EXCEPT FOR INDEMNITY CLAIMS ADDRESSED BELOW, IN NO EVENT, SHALL FXRE’S LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF AMOUNTS PAID OR PAYABLE BY FXRE TO THRILLRIDES PURSUANT TO SECTION 4.1 ABOVE. ANY CLAIMS FOR INDEMNITY BY A THRILLRIDES INDEMNIFIED PARTY AGAINST FXRE SHALL ALSO BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID OR PAYABLE BY FXRE TO THRILLRIDES HEREUNDER PURSUANT TO SECTION 4.1 ABOVE, BUT ANY AMOUNTS PAID OR PAYABLE BY FXRE TO A THRILLRIDES INDEMNIFIED PARTY PURSUANT TO SECTION 7 ABOVE SHALL NOT IN ANY WAY REDUCE OR LIMIT FXRE’S OBLIGATIONS OR LIABILITY TO PAY TO THRILLRIDES ANY AMOUNT UNDER SECTIONS 4.1 OR 4.2 ABOVE.

Section 9. Term and Termination of Agreement.

9.1 Term. Except as set forth below in this Section 9, this Agreement shall commence on the Effective Date and shall for so long as the License Agreement shall remain in full force and effect (the “Term”). Likewise, this Agreement shall terminate on the effective date of the expiration or any termination of the License Agreement. In the event of any renewal or extension of the License Agreement, this Agreement shall likewise be renewed and extended so that it is coterminous with the License Agreement.

9.2 Termination by ThrillRides. ThrillRides shall have the right to terminate this Agreement by providing written notice thereof to FXRE describing the basis for such termination if any of the following events occur: (i) if any representation or warranty made herein by FXRE is or shall become untrue or misleading in any material respect or if FXRE defaults in any material respect in performing any of its obligations under this Agreement or under the License Agreement, and such default is not cured or corrected on or before the expiration of the applicable grace or curative period, if any; (ii) if a proceeding is commenced against FXRE seeking liquidation, conservatorship or other relief with respect to FXRE or its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to FXRE and/or a substantial portion of its assets, and such default is not cured, or such proceeding is not dismissed, within ninety (90) days after such proceeding shall have been instituted; or (iii) if FXRE commences or agrees or consents to or participates in the commencement of a proceeding seeking liquidation, conservationship, protection, reorganization, or other relief with respect to any state or federal bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to FXRE and/or a substantial or material portion of its assets. With regard to a default as described in Section 9.2(i) above, if the default involves the payment of any monies due to ThrillRides hereunder, the curative period shall be ten (10) business days after ThrillRides gives FXRE written notice of the default. If the default under Section 9.2(i) does not involve the payment of monies, the curative period shall be fifteen (15) days after written notice thereof is given by ThrillRides to FXRE, provided, however, if (x) the default is curable, (y) is of a nature which cannot reasonably be cured or corrected within said fifteen (15) day period, and (z) will not result in irreparable harm or injury to ThrillRides, then FXRE shall have additional time as may reasonably be required to cure such default, so long as FXRE commences any necessary curative or corrective action within the original fifteen (15) day period and thereafter diligently and continuously pursues such curative or corrective actions until the default has been cured or corrected. With respect to the matters addressed in Section 9.2(ii), the ninety (90) day period described therein shall be the only curative period, and no notice of such default from ThrillRides shall be required. With regard to the defaults described in Section 9.2(iii), no notice of default from ThrillRides is required, no curative period is allowed, and termination of this Agreement shall occur automatically upon the commencement of any such proceeding. Additionally, ThrillRides shall have the right to terminate this Agreement if the Initial Performance Standard or the Subsequent Performance Standard (each as defined in the License Agreement) shall not have been satisfied due to any cause other than Material Fault of ThrillRides or any Force Majeure Event (as defined below); provided that in the event such Initial Performance Standard is not achieved within the thirty (30) month period for achieving same or such Subsequent Performance Standard is not achieved within the sixty-six (66) month period for achieving same, as the case may be, due to a Force Majeure Event, the thirty (30) month period or sixty-six (66) month period, as the case may be, shall be extended only for such period of time that such Force Majeure Event delayed the sale, construction or development of SkyViews.

9.3 Termination by FXRE. FXRE shall have the right to terminate this Agreement by providing written notice thereof to ThrillRides if any of the following events occur: (i) if any of its representations, warranties or obligations made herein by ThrillRides is or shall become untrue or misleading in any material respect or if ThrillRides defaults in any material respect in performing any of its obligations under this Agreement (including, without limitation, its obligations specified in Section 2.4 above), and such default is not cured or corrected on or before the expiration of the applicable grace or curative period, if any; or (ii) if a proceeding is commenced against ThrillRides seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to ThrillRides or its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to ThrillRides and/or a substantial portion of its assets and such default is not cured, or such proceeding is not dismissed, within ninety (90) days after such proceeding shall have been instituted; or (iii) if ThrillRides commences or agrees or consents to or participates in the commencement of a proceeding seeking liquidation, conservationship, protection, reorganization, or other relief with respect to any state or federal bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to ThrillRides and/or a substantial or material portion of its assets. With regard to a default as described in Section 9.3(i), the curative period shall be fifteen (15) days after written notice thereof is given by FXRE to ThrillRides, provided, however, if (x) the default is curable, (y) is of a nature which cannot reasonably be cured or corrected within said fifteen (15) day period, and (z) will not result in irreparable harm or injury to FXRE, then ThrillRides shall have additional time as may reasonably be required to cure such default, so long as ThrillRides commences any necessary curative or corrective action within the original fifteen (15) day period and thereafter diligently and continuously pursues such curative or corrective actions until the default has been cured or corrected. With respect to the matters addressed in Section 9.3(ii), the ninety (90) day period described therein shall be the only curative period, and no notice of such default from FXRE shall be required. With regard to the defaults described in Section 9.3(iii), no notice of default from FXRE is required, no curative period is allowed, and termination of this Agreement shall occur automatically upon the commencement of any such proceeding. Additionally, FXRE shall have the right to terminate this Agreement in the event that the Initial Performance Standard or Subsequent Performance Standard shall not have been satisfied due to any cause other than a Material Fault of either ThrillRides or Kitchen or any Force Majeure event; provided that in the event such Initial Performance Standard or Subsequent Performance Standard is not achieved within the thirty (30) month period for achieving same or the Subsequent Performance Standard is not achieved within the sixty-six (66) month period for achieving same, the thirty (30) month period shall be extended only for such time that such Force Majeure Event delayed the sale, construction or development of SkyView(s). Additionally, FXRE shall have the right to terminate this Agreement in the event that the Initial Performance Standard or Subsequent Performance Standard is not achieved due to a Material Fault of ThrillRides or Kitchen, in which event ThrillRides shall be required to promptly refund to FXRE the portions of the Unisystems Advance that have not been credited against Construction Payments. Additionally, at any time after the initial thirty (30) months of the term of this Agreement, in the event that FXRE makes a good faith determination that some other product available in the marketplace is superior to or has a competitive advantage over SkyView, then FXRE shall have the right to terminate this Agreement by written notice to ThrillRides and Kitchen, which notice of termination shall constitute a simultaneous termination of the License Agreement (except with respect to any royalties, payments, reimbursements other amounts which are due or which are to become due, and payable by FXRE to ThrillRides and/or Kitchen with respect to any SkyViews which have been completed, ordered or which are under construction, or which have been sold or leased or which are under a binding agreement for sale or lease as of the effective date of such termination, or with respect to any other provisions of this Agreement and/or the License Agreement which by their terms survive a termination or expiration of the applicable agreement) by giving written notice thereof to ThrillRides and Kitchen. For avoidance of doubt, the non-compete provision in Section 6.3.2 shall no longer be applicable in such event. FXRE shall also have the right to terminate this Agreement in the event of the death or permanent disability of Kitchen results in Kitchen being unable to perform the Key-Man Obligations in the manner and to the extent required by Section 1.8 above (a “Kitchen Termination Event”). In the event of Kitchen’s death or permanent disability, ThrillRides shall promptly provide written notice thereof to FXRE. If FXRE elects to terminate this Agreement as a result of a Kitchen Termination Event, the obligation of FXRE to pay ThrillRides the Construction Payments required under Section 4.1 continue, but the amount of such Construction Payments for any SkyViews which are not under binding agreement to be sold or leased or upon which construction had not been commenced as of the effective date of the termination hereof by FXRE shall be reduced as hereinafter provided. With respect to any and all SkyViews which were not under binding agreement to be sold or leased or upon which construction has not been commenced on or before the effective date of termination by FXRE, FXRE shall be obligated to pay ThrillRides the “Reduced Construction Payments”, in accordance with the following schedule:

(i) In the event that the Kitchen Termination Event which is the basis for the termination by FXRE occurs within the first ten (10) years of the term hereof, for any SkyViews which are not under binding agreement to be sold or leased or upon which construction had not commenced as of the effective date of termination, the Reduced Construction Payment shall be an amount equal to one and one-half percent (1.5%) of the “Total Cost” (as defined in Section 4.1 above).

(ii) In the event that the Kitchen Termination Event which is the basis for the termination by FXRE occurs after the first ten (10) years of the term hereof but within the next five (5) years of the term hereof, the Reduced Construction Payment shall be an amount equal to two percent (2%) of the Total Cost.

(iii) In the event that the Kitchen Termination Event which is the basis for the termination by FXRE occurs after the first fifteen (15) years of the term hereof, the Reduced Construction Payment shall be an amount equal to two and one-half percent (2.5%).

All Reduced Construction Payments shall be paid in the same increments and at the same frequency as Construction Payments were paid under Section 4.1 above. In the event of any termination by FXRE as a result of a Kitchen Termination Event, even though FXRE’s obligations to pay to ThrillRides the Reduced Construction Payments, ThrillRides shall not be required to perform any further duties, responsibilities or obligations hereunder after the effective date of such termination with respect to any SkyView which is not under binding agreement to be sold or leased or upon which construction had not commenced as of the effective date of termination. With regard to any SkyViews which are under binding agreement to be sold or leased or upon which construction had commenced prior to the effective date of termination, FXRE shall be obligated to pay to ThrillRides the full Construction Payments as and when required under Section 4.1 above, and ThrillRides shall be obligated to perform all of the duties, responsibilities and obligations required of it hereunder with respect to such SkyViews (except for the Key Man Obligations). The provisions of this Section 9.3 shall expressly survive any termination of this Agreement.

9.4 Obligations After Termination or Expiration. In the event of termination of this Agreement by ThrillRides, unless the License Agreement remains in effect, all Deliverables, Documentation and Confidential Information in whatever format shall be provided by FXRE to ThrillRides at no expense to ThrillRides, and ThrillRides shall not have any obligation to repay any monies previously paid or advanced to it under this Agreement by FXRE.

9.5 Effect of Termination or Expiration of Agreement. Nothing herein shall be construed to release either party from any obligation which matured prior to the effective date of such termination or which may continue beyond such termination. Neither termination nor expiration of this Agreement nor waiver of any right to terminate under this Agreement shall impair or limit any rights or remedies that FXRE or ThrillRides may have at law or in equity.

Section 10. Miscellaneous Provisions.

10.1 Interpretation; Absence of Presumption; Currency. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns or pronouns shall include the plural. When a reference herein is made to a section, exhibit or schedule such reference shall be to a section, exhibit or schedule, respectively of this Agreement unless otherwise indicated and whenever a reference herein is made to this Agreement, such reference shall be to this Agreement as well as all exhibits and schedules hereto unless otherwise indicated. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references to payments and dollar amounts refer to United States Dollars, and all payments hereunder shall be made in United States Dollars.

10.2 Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the State of the laws of the State of Florida without application of conflicts of laws principles or any other rule or interpretation that would result in the application of the laws of another state or a foreign country. If the parties should have a material dispute arising out of or relating to this Agreement or the parties’ respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) either party may at any time deliver to the other a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section, (ii) during the thirty (30) day period following the delivery of the notice described above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation, (iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then any dispute, controversy or claim arising out of or relating to this Agreement or the interpretation, breach, termination or validity thereof, other than those for which injunctive relief or specific performance is appropriate, shall be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then obtaining, by a panel of three (3) arbitrators. Each party shall have the right to appoint one (1) arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two (2) arbitrators so appointed shall appoint the third. The parties may agree to a single arbitrator in lieu of a panel of three arbitrators. The place of arbitration shall be Orlando, Florida, U.S.A. and each party hereto irrevocably consents and submits to the exclusive jurisdiction of such arbitration panel in such venue. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal laws of the State of Florida without reference to the Convention on Contracts for the International Sale of Goods. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include interest from the date of damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators. The parties further agree that either party shall have the right to seek injunctive relief, specific performance or other equitable relief in the state or federal courts located in Orlando, Florida and each party irrevocably submits and consents to personal jurisdiction exclusively in such courts with respect to such legal proceedings and waives any claim or argument that such courts constitute an inconvenient or improper venue for such legal proceedings. In the event that there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of any attorney, either to enforce or terminate this Agreement, with or without arbitration, the non-defaulting party shall be entitled to collect from the defaulting party its reasonable attorneys’ fees and such other costs and expenses as are incurred by it in enforcing or terminating this Agreement.

10.3 Severability. Should any term or provision of this Agreement be finally determined by an arbitration panel or court to be void, invalid, unenforceable or contrary to law or equity, the offending term or provision shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Agreement (or, as the case may be, the application of such provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

10.4 Entire Agreement; Amendment or Modification of Agreement. The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement, including the recitals, schedules and other exhibits hereto, all of which are hereby incorporated herein by reference and made a part hereof, together with the License Agreement, and, if and when entered into, the Orlando Management Agreement, shall constitute the full, complete and exclusive statement of the agreement between them and supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement and the License Agreement. The preparation of this Agreement has been a joint effort of the parties, and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other. Except as otherwise provided herein, this Agreement may not be modified, altered or amended, except by written agreement executed by both parties.

10.5 No Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party’s rights at a later time to enforce the same. No waiver of any condition or term by either party in any one or more instances shall be valid unless given in writing and signed by such party, and no such waiver shall be construed as a further or continuing waiver of such condition or term or another condition or term by such party.

10.6 Notices. Any notice, consent, approval or other communication permitted or required under this Agreement shall be in writing and shall be delivered in person or by courier or by facsimile, or shall mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed or sent to facsimile number as set forth for the intended recipient below, or to such other address or facsimile number as shall be given in accordance with this Section 10.6. If any such communication is given by respectable overnight courier or by facsimile, or by certified or registered mail, it shall be deemed to have been given when properly sent or transmitted. In the event that such communication is given by personal delivery, it shall be deemed given when actually delivered to the addressee, or when delivery is attempted during normal business hours and delivery is refused. For all other means of transmission, receipt shall be deemed to have occurred (i) in the case of facsimile, when successfully transmitted during normal business hours, with electronic confirmation of successful transmission, (ii) in the case of delivery by overnight courier, upon delivery or refusal of delivery during normal business hours; (iii) in the case of certified or registered mail, upon receipt or refusal of delivery during normal business hours.

If to FXRE:	Circle Entertainment SV-I, LLC 650 Madison Avenue 15th Floor New York, New York 10022 Attn: President Fax No.: 212-750-3034
If to ThrillRides:	US ThrillRides, LLC

11536 Lake Butler Blvd.
Windermere, Florida 34786
Attn: William J. Kitchen, Manager
Fax No.: 407-909-8899

10.7 Relationship of Parties. This Agreement creates no relationship of partnership, joint venture, employment, franchise, or agency between ThrillRides and FXRE. ThrillRides and FXRE are independent parties. This Agreement shall not constitute the designation of ThrillRides or Kitchen, individually, as the representative or agent of FXRE, nor shall ThrillRides or Kitchen, individually, have the right or authority to make any promise, guarantee, warranty, or representation, or to assume, create, or incur any liability or other obligation of any kind, express or implied, against or in the name of, or on behalf of, FXRE.

10.8 Assignment. ThrillRides shall not have the right to assign any of its rights hereunder or delegate any of its duties hereunder, in whole or in part, or otherwise transfer or encumber this Agreement, in whole or in part, including, without limitation, rights acquired by it under this Agreement to payments, to any third party without the prior written consent of FXRE, which consent shall not be unreasonably withheld, provided that the Key-Man Obligations will survive and continue in full force and effect and be performed by Kitchen in all respects as if no such assignment had occurred. Such assignment or transfer shall not be deemed effective unless such assignee or transferee has agreed in writing to acknowledge FXRE’s rights hereunder and be bound by the terms and provisions of this Agreement. FXRE shall not have the right to assign this Agreement or any rights, benefits or privileges hereunder or to delegate any of its duties hereunder, in whole or in part, to any third party, without the prior written approval of ThrillRides, which approval shall not be unreasonably withheld, delayed or conditioned, except that FXRE shall have the right to assign this Agreement and all of its rights, benefits and privileges hereunder and delegate all of its duties hereunder to an Affiliate without requiring the prior written consent of ThrillRides, provided, however, that any such assignment or delegation by FXRE shall not release or relieve FXRE of its duties of payment and performance hereunder. In the event of any such assignment or delegation, FXRE shall provide notice thereof to ThrillRides. Notwithstanding anything to the contrary set forth in this Agreement, FXRE shall have the right, without the consent of ThrillRides being required, in connection with obtaining financing from one or more lenders for funding to commercialize the SkyView Technology and/or construction, installation, operation and/or maintenance of SkyViews, to assign this Agreement and otherwise exercise the rights of FXRE hereunder in the event of a default by FXRE in connection with such financing, to the extent that such lender or its agent deems necessary or desirable in connection with the exercise of its rights and remedies, for the purpose of selling or otherwise disposing of, or dealing with, any of the physical assets and properties of FXRE relating to the SkyView Technology or the SkyViews. ThrillRides agrees to execute and deliver such additional agreements or acknowledgements of the foregoing provision in favor of any such lender or its agent as may reasonably be requested by such lender or its agent in connection with providing such financing to FXRE. Notwithstanding anything to the contrary set forth in this Agreement, FXRE shall have the right, without the consent of ThrillRides being required, to permit a sublicensee of FXRE to obtain financing from one or more lenders for funding the commercialization of the sublicense granted to it under the License Agreement and granting any such lender or its agent, a sublicense to use the SkyView Technology and/or construction, installation, operation and/or maintenance of SkyViews in the event of default by sublicensee in connection with such financing to the extent that such lender or its agent deems it necessary or desirable in connection with the exercise of its rights and remedies, for the purpose of selling or otherwise disposing of, or dealing with, any of the physical assets and properties of sublicensee relating to the SkyView Technology or the SkyViews. ThrillRides agrees to execute and deliver such additional agreements or acknowledgements of the foregoing provision in favor of any such lender or its agent as may be requested by such sublicensee, lender or its agent in connection with providing such sublicense or financing to sublicensee.

10.9 Force Majeure. No party shall be liable to the other parties on account of any loss, damage, or delay or failure of performance of any obligation hereunder to the extent that such loss, damage or delay or failure of performance is proximately caused by strikes, riots, insurrection, terrorist attacks, war, the elements, fires, floods, earthquakes, windstorms, epidemics, pandemics, embargoes, failure of carriers, failures or unavailability of electrical power or other utility services, inability to obtain material or transportation facilities, acts of God or of the public enemy, compliance with any law, regulation or other governmental order, or any other causes beyond the reasonable control of such party whether or not similar to the foregoing, but expressly excluding lack or unavailability of funding or general economic conditions (“Force Majeure” or “Force Majeure Event”). Every reasonable effort shall be made by the party claiming Force Majeure to avoid delay or suspension of performance hereunder. As soon as practicable after occurrence of any Force Majeure Event, the party claiming Force Majeure shall notify the other parties in writing of such Force Majeure Event and, to the extent possible, inform the other parties of the expected duration of the Force Majeure Event and the performance to be affected by the suspension or curtailment under this Agreement. After the termination of any Force Majeure Event, as soon as practicable, the party claiming Force Majeure shall notify the other parties in writing of the termination of such Force Majeure Event and of the anticipated timing of the resumption of performance.

10.10 Equitable Relief. FXRE and ThrillRides each hereby acknowledge that any breach, or threatened breach, of the obligations of such party under this Agreement with respect to the Confidential Information will cause the other party irreparable injury for which there are inadequate remedies at law, and therefore the non-defaulting party will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

10.11 Further Assurances. Each party hereto shall execute and deliver all reasonably required documents and perform all other acts which may be reasonably requested by the other party hereto to implement and carry out the terms and conditions of the transactions contemplated herein. Neither party shall take any action or fail to take any action which could reasonably be expected to frustrate the intent and purposes of this Agreement.

10.12 Time. References in this Agreement or any related document to time periods in days shall mean calendar days unless expressly provided otherwise.

10.13 Survival. All covenants, agreements, representations, warranties, indemnities and provisions of this Agreement which by their nature are intended to survive the termination of this Agreement shall so survive after the effective date of termination of this Agreement for any reason whatsoever.

10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other electronic means) in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

[signatures will appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

FXRE:

Circle Entertainment SV-I, LLC,
a Delaware limited liability company

By:
Name: Paul C. Kanavos
Title: President

THRILLRIDES:

US ThrillRides, LLC, a Florida limited

liability company

By:

William J. Kitchen, Manager

JOINDER

The undersigned, William J. Kitchen, does hereby join in the execution and delivery of this Agreement solely for the purpose of acknowledging and agreeing to be bound by and to perform the Key-Man Obligations specified in Section 1.8 above and the obligations specified in Section 6.3.2 above.

KITCHEN:

William J. Kitchen

Schedule A

Statement of Work

This Statement of Work is executed pursuant to the Development Agreement by and between Circle Entertainment SV-I, LLC (“FXRE”) and US ThrillRides, LLC (“ThrillRides”) entered into as of September   , 2010.

FXRE Coordinator:        (Tel. No.   )
ThrillRides Coordinator:       (Tel. No.   )
Description of Services and Deliverables to be procured by ThrillRides:

Specifications: (attached).

Equipment & Materials: [LIST]
     to be furnished by FXRE
     to be furnished or procured by ThrillRides

Location where Services are to be completed:

Work Schedule/Timetable for Completion: Commencing on		, 2010
(“Commencement Date”), and to be completed by or ending on		, 2010
Timetable for Completion/Milestone Deadlines:	[LIST]

Budget: [ATTACH]

Acceptance and Approval Criteria: [ATTACH]

Agreed to by:

Circle Entertainment SV-I, LLC	US ThrillRides, LLC
By:	By:

Name:	William J. Kitchen

Title:	Manager

Date:	Date: